CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

            As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 16, 1999 included in Cybershop International, Inc.'s Form 10-K for the year ended December 31, 1998, and to all references to our firm included in this registration statement.

                                                Arthur Andersen LLP

Roseland, New Jersey
March 26, 1999